SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2003

GREAT WESTERN BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One
Omaha, NE  68154-2648

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (402) 333-8330

Change

SPECTRUM BANCORPORATION, INC.

(Former name or former address, if changed since last report.)

Item 5.                                   Other Events

On May 29, 2003, Spectrum Bancorporation, Inc. filed an amendment to its Articles of Incorporation, changing its name to Great Western Bancorporation, Inc. (“Great Western” or “Company”).  Management of Great Western does not expect the name change to have a material effect on the business or earnings of the Company.

Two separate issues of Trust Preferred Securities, registered by subsidiaries of the Company are traded on the American Stock Exchange.  Spectrum Capital Trust I and Spectrum Capital Trust II, which trade under the symbols SBK PRA and SBK PRB, are now known as GWB Capital Trust I and GWB Capital Trust II.  As of May 29, 2003 the securities will trade under the symbols GWB PRA and GWB PRB, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORPORATION, INC.

	By:	/s/ Daniel A. Hamann, President

Date: May 29, 2003